Exhibit 3.1

California Secretary of State Electronic Filing

General Stock Corporation - Articles of Incorporation

Entity Name:	Y&T E-Commerce Inc
Entity (File) Number:	C4756781
File Date:	06/22/2021
Entity Type:	General Stock Corporation
Jurisdiction:	California

Detailed Filing Information

1.	Corporate Name:		Y&T E-Commerce Inc

2.	Business Addresses:

	a.	Initial Street Address of Corporation:	14237 E. Don Julian Road
City of Industry, California, 91746
United States of America

	b.	Initial Mailing Address of Corporation:	2646 S Buenos Aires Dr
Covina, California, 91724
United States of America

3.	Agent for Service of Process:

	Individual Agent:		JIALIN WU
2646 S Buenos Aires Dr
Covina, California, 91724
United States of America

4.	Shares:		100,000

5.	Purpose Statement:		The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

The incorporator affirms the information contained herein is true and correct.

Incorporator:	Jialin Wu

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